SPECIAL MEETING OF SHAREHOLDERS OF

RF MICRO DEVICES, INC.

October 29, 2007

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030003003000000000 5 102907

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. To consider and vote upon the issuance of shares of RFMD common stock in the merger of Iceman Acquisition Sub, Inc. with and into Sirenza as contemplated by the merger agreement.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1

	FOR	AGAINST	ABSTAIN
2. To consider and vote upon an adjournment of the RFMD special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2

	FOR	AGAINST	ABSTAIN
3. To consider and vote upon an amendment to the RFMD Bylaws to increase the maximum size of the RFMD board of directors from 9 members to 11 members (so as to permit the appointment to the RFMD board of directors of two existing members of the Sirenza board of directors).	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3

THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS IN FACT, OR EITHER OF THEM OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE SPECIAL MEETING AND THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ________ Date: ______ Signature of Shareholder ________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

RF MICRO DEVICES, INC.

OCTOBER 29, 2007 SPECIAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RF MICRO DEVICES, INC.

The undersigned shareholder of RF Micro Devices, Inc., a North Carolina corporation (the "Company"), appoints Robert A. Bruggeworth and William A. Priddy, Jr., or either of them, with full power to act alone, the true and lawful attorneys in fact of the undersigned, with full power of substitution and revocation, to vote all shares of common stock of the Company that the undersigned is entitled to vote at the special meeting of shareholders of the Company to be held at the principal executive offices of the Company located at 7628 Thorndike Road, Greensboro, North Carolina on Monday, October 29, 2007 at 4:00 p.m., local time and at any adjournment or postponement thereof, with all powers the undersigned would possess if personally present, as follows:

The shares represented by this Proxy will be voted in accordance with the instructions of the undersigned shareholder(s) when instructions are given in accordance with the procedures described herein and the accompanying proxy statement. This Proxy, if duly executed and returned, will be voted "for" the proposals described herein if no instruction to the contrary is indicated. If any other business is properly presented at the special meeting, this Proxy will be voted in accordance with the best judgment of the proxies identified above.

(Continued and to be signed on the reverse side)